UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 1, 2013

Municipal Mortgage & Equity, LLC

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 600, Baltimore, Maryland		21202
_________________________________		___________
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 3, 2013, Municipal Mortgage & Equity, LLC (the “Company”) consummated a transaction to sell the common shares of MuniMae TE Bond Subsidiary, LLC (“TEB”) to Merrill Lynch Portfolio Management, Inc. (together with its affiliates, the “Purchaser”), an affiliate of Bank of America Merrill Lynch, pursuant to a Share Purchase Agreement, dated as of July 1, 2013 (the “Share Purchase Agreement”), by and among the Purchaser, MuniMae TEI Holdings, LLC, the Company and TEB. Immediately prior to the closing, TEB distributed to the Company, and the Company will retain approximately $147 million of bonds and bond related investments on an unleveraged basis comprised of TEB’s bonds that are not fully performing (i.e., bonds that are 30 days or greater past due in either principal or interest), its participating multifamily bonds and all but one of its Community Development District (“CDD”) bonds. Following the distribution of the foregoing bonds, the Purchaser paid the Company approximately $79 million for the TEB common shares, reflecting (a) the value of the bonds and non-bond related investments remaining in TEB, consisting of fixed rate performing multifamily bonds and interests in such bonds and one CDD bond (aggregate value of approximately $849 million) as well as cash, restricted cash and accrued interest of approximately $34 million, net of (b) TEB’s contractual debt and preferred share obligations of approximately $804 million including interest and distributions due and payable, which will remain the obligation of TEB and as of July 3, 2013 the Purchaser owns the common shares in TEB. As a result of the transaction, the Company has eliminated approximately $799 million of debt and preferred equity financing. The Company has previously engaged affiliates of the Purchaser as placement agents with respect to our preferred equity and securitization financings and as counterparty on debt and derivative transactions.

Concurrently, the Company also entered into two total return swap agreements (individually, and collectively, the “TRS”) with the Purchaser using the value of two bond assets to set the notional amount for the TRS, currently an aggregate of approximately $31 million. Under the terms of the TRS, the Purchaser will pay the Company an amount equal to the interest payments on the two assets, currently a weighted average rate of 6.9%, and the Company will pay the Purchaser a rate of SIFMA (Securities Industry and Financial Markets Association) plus a spread of 150 bps, currently 1.56% on the notional amount of the TRS.

A copy of the Share Purchase Agreement is attached hereto as Exhibit 2.1, and is incorporated by reference in this Item 2.01. The above description of the material terms of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

The financial statement consequences of the transactions reported in this Current Report on Form 8-K have not been finalized, but the Company expects to accelerate an expense recognition of approximately $8 million during the second quarter of 2013 related to the unamortized debt issuance costs and issuance discounts associated with debt that is being assumed at contractual amounts by the Purchaser. These costs would have otherwise been recognized as increased interest expense on an effective yield basis over the contractual life of the debt. Because the buyer is assuming the perpetual preferred shares at par, the Company will also recognize, at the time of sale and therefore during the third quarter of 2013, a $3 million reduction to common shareholders’ equity in order to write-off original issuance discounts related to these shares. Based on an increase to market yields during the second quarter of 2013, we expect to record a second quarter 2013 loss of approximately $22 million on the fixed rate performing multifamily portfolio prior to the sale on July 1, 2013. Because the Purchaser is buying these bonds at their June 30, 2013 fair value, there will be no further impact to common equity for the third quarter of 2013 as a result of the bond portfolio sale.

Of the $79 million in cash proceeds, $16 million will be pledged as additional collateral against the Company’s new and existing TRS borrowings with the Purchaser. The Company may use the remaining sale proceeds of $63 million to invest in real estate related investments, including within its asset management business, to seek to purchase the Company’s subordinated debt at discounted prices and to repurchase some of the Company’s outstanding common shares. See Item 8.01 below.

On July 3, 2013, the Company issued a press release announcing the closing of the transactions reported in this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Conversion to Corporation for Tax Purposes

The Company plans to convert from a publicly traded partnership to a corporation for federal income tax purposes effective July 5, 2013. As a result of the conversion, the Company will (i) be a direct tax payer, (ii) no longer pass through its income and loss to its shareholders for tax purposes, and (iii) no longer issue each shareholder an annual tax statement on Schedule K-1. This change will eliminate the ongoing costs of operating as a publicly traded partnership and the pass-through of tax items to shareholders, and is consistent with changes in the nature of the Company’s activities. During March of 2014 shareholders will receive a final Schedule K-1 for the short-year January 1, 2013 through July 4, 2013, including potential capital gains from the sale of the Company’s common shares in TEB. As a result of the transaction, the final Schedule K-1s will likely report similar capital gains to certain low-basis shareholders as have been reported in prior tax years and will represent the final pass-through activity from the Company. After the conversion date all activity of the Company, including any gains from capital transactions, will be included on the Company’s corporate tax return, rather than subject to pass-through to shareholders.

Share Buyback Plan

The Company intends to amend its current share buyback plan to permit the Company to buy additional common shares. The terms of the share buyback plan are expected to be finalized in early August 2013 and the resulting plan amendments and purchases thereunder will not take effect until after the Company files its Periodic Report on Form 10-Q for the quarter ended June 30, 2013, which the Company currently expects will occur on or about August 13, 2013.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Current Report on Form 8-K regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Current Report on Form 8-K. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

As a smaller reporting company, the Company is not required, pursuant to Rule 8-05 of Regulation S-X, to include pro forma financial information for the transactions reported in Item 2.01 of this Current Report on Form 8-K

(d)	Exhibits

2.1	Share Purchase Agreement, dated as of July 1, 2013, by and among Merrill Lynch Portfolio Management, Inc., Municipal Mortgage & Equity, LLC, MuniMae TEI Holdings, LLC and MuniMae TE Bond Subsidiary, LLC*

99.1	Press release, dated July 3, 2013

*Schedules, Annexes and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, annex or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

July 3, 2013	By:	/s/ Michael L. Falcone

Name: Michael L. Falcone
Title: Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Purchase Agreement, dated as of July 1, 2013, by and among Merrill Lynch Portfolio Management, Inc., Municipal Mortgage & Equity, LLC, MuniMae TEI Holdings, LLC and MuniMae TE Bond Subsidiary, LLC*

99.1	Press release, dated July 3, 2013

*Schedules, Annexes and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule, annex or exhibit to the Securities and Exchange Commission upon request.